Exhibit 10.2

T&K DRAFT – 7/21/08

BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
2004 LONG TERM INCENTIVE PLAN
(Amended and Restated Effective August 1, 2008)

STOCK APPRECIATION RIGHTS AGREEMENT

THIS AGREEMENT, made and entered into as of the ___ day of _______________, 20___, by and between Boots & Coots International Well Control, Inc., a Delaware corporation (together with each of its Subsidiaries, the “Company”), and _________________________, a full-time employee or consultant (whether full or part time) of the Company (the “Participant”).

WHEREAS, the Compensation Committee of the Board of Directors or such other committee designated by the Board of Directors (the “Committee”), acting under the Boots & Coots International Well Control, Inc. 2004 Long Term Incentive Plan (Amended and Restated Effective August 1, 2008) (the “Plan”), has the authority to grant Incentive Awards of Stock Appreciation Rights (each an “SAR” and together the “SARs”) to full-time employees or consultants (whether full or part time) of the Company; and

WHEREAS, pursuant to the Plan, the Committee has determined to grant such an Incentive Award to the Participant on the terms and conditions set forth in the Plan and this Agreement, and the Participant desires to accept such Incentive Award;

NOW, THERFORE, in consideration of the premises and mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.            Award of SARs.  On the terms and conditions hereinafter set forth, the Company hereby grants to the Participant, and the Participant hereby accepts, an Incentive Award of _____ SARs, each SAR relating to one share of common stock of the Company, par value $0.00001 per share (the “Common Stock”).

2.             Term.  This Incentive Award is made on the ___ day of _______________, 20___ (the “Grant Date”).  To the extent not previously exercised or terminated, each SAR granted to the Participant pursuant to this Agreement shall expire and become null and void upon the tenth anniversary of the Grant Date.

3.             Vesting.  Subject to the provisions of Section 4, the SARs granted to the Participant pursuant to this Agreement shall become exercisable as follows:

(a)           25% of the SARs granted hereunder shall be exercisable on or after the first anniversary of the Grant Date (____________, 20__);
(b)           25% of the SARs granted hereunder shall be exercisable on or after the second anniversary of the Grant Date (____________, 20__);
(c)           25% of the SARs granted hereunder shall be exercisable on or after the third anniversary of the Grant Date (____________, 20__); and
(d)           the remaining SARs granted hereunder shall be exercisable on or after the fourth anniversary of the Grant Date (____________, 20__).

T&K DRAFT – 7/21/08

Once exercisable, an SAR shall remain exercisable until the earlier of its termination in accordance with Section 4 or the expiration of such SAR pursuant to Section 2.

4.             Termination of Employment.

(a)           If the employment or service of the Participant with the Company is terminated for any reason other than Cause, “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code), the voluntary retirement of an employee in accordance with the Company’s retirement policy as then in effect, or the death of the Participant, then (i) the SARs granted to such Participant hereunder, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the expiration of one month after such termination, on which date they shall terminate, and (ii) the SARs granted to such Participant, to the extent that they are not exercisable at the time of such termination, shall terminate at the close of business on the date of such termination.

(b)           If the employment or service of the Participant with the Company is terminated as a result of the “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) of the Participant, the voluntary retirement of an employee in accordance with the Company’s retirement policy as then in effect, or the death of the Participant, then (i) the SARs granted to such Participant hereunder, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the expiration of one year after such termination, on which date they shall terminate, and (ii) the SARs granted to such Participant, to the extent that they are not exercisable at the time of such termination, shall terminate at the close of business on the date of such termination.

(c)           In the event of the termination of the Participant’s employment or service for Cause, all outstanding SARs granted to such Participant shall terminate at the commencement of business on the date of such termination.

(d)           Notwithstanding any other provision of this Section 4, upon the occurrence of a Change in Control and termination of employment of the Participant within one year of such Change in Control, each SAR granted under this Agreement and outstanding at such time shall become fully and immediately exercisable and shall remain exercisable until its expiration pursuant to Section 2.

5.             Exercise.  This Incentive Award shall be exercisable in whole or in part with respect to whole SARs.  An SAR shall be exercised by delivering notice to the Company no fewer than five business days in advance of the effective date of the proposed exercise.  Such notice shall be accompanied by this Agreement, shall specify the number of SARs being exercised and the effective date of the proposed exercise, and shall be signed by the Participant.

6.             Exercise Price.  The exercise price of each SAR granted under this Agreement shall be $_____, which is not less than 100% of the Fair Market Value per share of the Common Stock on the Grant Date.

7.             Payment for Exercise of SAR.  Upon the exercise of any SARs as provided hereunder, the Participant shall be entitled to receive an amount equal to the aggregate Fair Market Value of the shares of Common Stock with respect to which the SARs are exercised (determined as of the date of such exercise) less the aggregate exercise price of such SARs.  Such amount shall be payable to the Participant within 30 days following the date of exercise in cash, in shares of Common Stock or in a combination of cash and Common Stock, as determined by the Committee on the date of exercise.

T&K DRAFT – 7/21/08

8.             Nonassignability.  No SAR or right or interest of the Participant under the Plan or this Agreement may be assigned, transferred or alienated, in whole or in part, other than by will or by the laws of descent and distribution.

9.             Effect on Employment or Service.  Nothing contained in this Agreement shall confer upon the Participant any right with respect to the continuation of his employment or service by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment or consulting agreement to the contrary, at any time to terminate such employment or service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of this Incentive Award.

10.           Withholding Taxes.  The Company shall withhold from any payment to the Participant in connection with the exercise of an SAR, and shall remit to the appropriate governmental authority, any income, employment or other tax required to be withheld and remitted under applicable law.

11.           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of (i) the Company and its successors and assigns and (ii) the Participant and his or her heirs, devisees, executors, administrators and personal representatives.

12.           Notices.  Notices to the Company shall be delivered to the Company’s principal office to the attention of its Secretary.

13.           Governing Law.  This Agreement shall be governed by the laws of the State of Texas except for its laws with respect to conflict of laws.

14.           Incorporation of Plan.  This Incentive Award is subject to the applicable terms, conditions, restrictions and limitations of the Plan.  Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Plan.

15.           Section 409A Compliance.  This Agreement has been designed to exempt from the requirements of Section 409A of the Code and shall be interpreted and administered in a manner consistent therewith.

T&K DRAFT – 7/21/08

IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement as of the date first written above.

BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.

By:

Name:

Title:

PARTICIPANT

Participant Signature

Participant Printed Name